Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	FOR IMMEDIATE RELEASE

FRANKLIN STREET PROPERTIES CORP. ANNOUNCES

FOURTH QUARTER 2010 RESULTS

Wakefield, MA—February 23, 2011—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE Amex: FSP), an investment firm specializing in real estate, announced today Funds From Operations (FFO) of $17.5 million and $66.9 million or $0.22 and $0.84 per share for the fourth quarter and year ended December 31, 2010, respectively. The Company also announced Net Income of $5.8 million and $22.1 million and Earnings Per Share (EPS) of $0.07 and $0.28 for the fourth quarter and year ended December 31, 2010, respectively, and provided an update on other activities.

The Company evaluates its performance based on Net Income, EPS, FFO, Gains on Sales (GOS) and FFO+GOS, and believes each is an important measure. A reconciliation of Net Income to FFO and FFO+GOS, which are non-GAAP financial measures, is provided on page 4 of this press release.

	Three Months Ended December 31,			Year Ended December 31,
(in 000's except per share data)	2010	2009	Increase (Decrease)	2010	2009	Increase (Decrease)

Net Income	$5,820	$8,257	$(2,437)	$22,093	$27,872	$(5,779)

FFO	$17,519	$19,075	$(1,556)	$66,922	$71,359	$(4,437)
GOS	—	424	(424)	—	424	(424)
FFO+GOS	$17,519	$19,499	$(1,980)	$66,922	$71,783	$(4,861)
Per Share Data:
EPS	$0.07	$0.10	$(0.03)	$0.28	$0.38	$(0.10)
FFO	$0.22	$0.24	$(0.02)	$0.84	$0.98	$(0.14)
GOS	$—	$—	$—	$—	$—	$—
FFO+GOS	$0.22	$0.24	$(0.02)	$0.84	$0.98	$(0.14)

Weighted average
shares (diluted)	80,187	79,681	507	79,826	73,001	6,825

Comparing results for the fourth quarter of 2010 to the same period in 2009, Net Income and EPS decreased by $2.4 million or $.03 per share; and FFO decreased by $1.6 million or $0.02 per share. The decrease in FFO was primarily attributable to a decrease in real estate FFO of $1.8 million and was partially offset by an increase in investment banking FFO of $0.2 million. The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio and increased administrative expenses during the fourth quarter of 2010 compared to the fourth quarter of 2009. There was no GOS during the fourth quarter of 2010 compared to $424,000 in the fourth quarter of 2009, which resulted from a gain recognized on a small piece of land as a result of a land taking.

Comparing results for the year ended December 31, 2010 to 2009, Net Income and EPS decreased by $5.8 million or $0.10 per share; and FFO decreased by $4.4 million or $0.14 per share. The decrease in FFO was primarily attributable to a decrease in real estate FFO of $5.8 million and was partially offset by an increase in investment banking FFO of $1.4 million. The decrease in real estate FFO was primarily a result of decreased occupancy in the real estate portfolio and increased administrative expenses during the year ended December 31, 2010 compared to the year ended December 31, 2009. The increase in investment banking FFO resulted primarily from increased revenues from syndication and transaction fees and a decrease in commission and administrative expenses, which were partially offset by an increase to income taxes, for the year ended December 31, 2010 compared to the year ended December 31, 2009. There was no GOS during the year ended December 31, 2010 compared to the $424,000 in the year ended December 31, 2009, which resulted from a gain recognized on a small piece of land as a result of a land taking.

George J. Carter, President and CEO, commented as follows:

“For the fourth quarter of 2010, FSP's profits as represented by FFO + GOS totaled approximately $17.5 million or $0.22 per share, an increase of $0.02 per share compared to the third quarter of 2010. Dividend distributions declared for the fourth quarter of 2010, which are payable on February 18, 2011, will be approximately $15.4 million or $0.19 per share.

For 2010, FSP's profit results were under pressure primarily from increasing vacancy in the property portfolio created by large amounts of tenant lease expirations within a generally weak office market. Adding to this situation were continuing low levels of investment banking underwritings. The Company anticipated and planned for the levels of business activity and financial results it experienced in 2010. Looking forward to full-year 2011, we believe profit results will primarily be affected by the success and timing of our leasing efforts of existing vacancy and lease-roll in the portfolio, additional property portfolio acquisitions and capital closings of private placement offerings through our investment bank.

Our directly-owned real estate portfolio of 33 properties was approximately 85.6% leased as of December 31, 2010 up from approximately 82.4% leased as of September 30, 2010. Several of our properties experienced significant lease-roll in 2010. As a result, we have experienced lower levels of rental income from these properties. However, assuming some level of continuing stability in the broader U.S. economic and employment picture, we believe that the third quarter of 2010 was likely to mark the bottom of FSP's portfolio occupancy levels in this cycle. While the first quarter of 2011 will see significant increased vacancy in our East Baltimore property, other large leases are being executed at properties such as Greenwood Plaza in Englewood, Colorado, Timberlake in Chesterfield, Missouri and Park Ten in Houston, Texas. We are optimistic that overall property portfolio occupancy will climb during full-year 2011.

There were no new property acquisitions completed in the fourth quarter of 2010. The Company continues to work on additional property acquisitions for both direct purchase into the FSP portfolio and syndication through our Investment Banking Group. Efforts in this area have been productive as we start 2011 and we anticipate significant additional property acquisitions during the course of the year as we utilize our expanded credit facility and its structural flexibility to help grow FSP.

During the fourth quarter of 2010, our Investment Banking Group began a new $30-million private placement syndication. Approximately $25 million of that offering was completed in the fourth quarter. The Investment Banking business operated at a profit for the quarter of about $1.4 million, or $0.02 per share. Currently we are working on completing that private placement as well as actively pursuing the possibility of a larger new underwriting/syndication opportunity. While we continue to see general investor confidence and interest in commercial real estate investing slowly improving, capital raising efforts over any specific period of time are likely to remain unpredictable.

FSP did not have any of its properties listed for sale during the fourth quarter of 2010. Generally speaking, we continue to find the property sales environment challenged relative to both liquidity and pricing. However, we continue to witness improving pricing and liquidity in certain markets, extending a trend that began in the second half of 2009. An illustration of this dynamic is the sale of our Fairview Park property located in Falls Church, Virginia in January 2011 via an "unsolicited" offer from a buyer who was very focused in their desire to invest capital in the property's specific submarket. Nationwide, the number of completed commercial real estate transactions still remains low by historical standards. We believe that both improving office property fundamentals as well as plentiful and attractive financing availability will likely be required to more meaningfully improve the market place for property dispositions. Since gain on sale (GOS) is an important part of our total return strategy, we intend to be active in property dispositions once the real estate cycle more fully establishes a pattern of improvement.

We believe FSP continues to be in an excellent environment to position itself for meaningful future growth in profits and dividends. Our company will continue to use its capabilities, conservative financial structure, and expanded credit facility to take advantage of competitive tenant leasing requirements, attractive real estate investment opportunities and opportunistic investment banking situations that are presenting themselves as a result of the current cyclical downturn in the economy and commercial property market. Since the fourth quarter of 2007 we have viewed 2010 as likely our most challenging year in dealing with a broad, financially-precipitated, cyclical, economic downturn. As we begin 2011, we are optimistic that FSP has managed its major challenges, while taking advantage of positioning opportunities that traditionally only present themselves during severe economic downturns. We are very much looking forward to our future growth potential.”

Asset Sale & Financing Update

On January 21, 2011, the Company completed the sale of an office property in Falls Church, Virginia and received proceeds of approximately $90 million.

On February 22, 2011, the Company closed a new credit facility with a group of banks (the “New Revolver”). The total availability under the New Revolver is $500 million. The New Revolver includes an accordion feature that allows for up to $100 million of additional borrowing capacity subject to receipt of lender commitments and satisfaction of certain customary conditions.  As part of the closing, our $250 million line of credit and $75 million term loan (and interest rate swap) were repaid from the proceeds of the New Revolver and terminated. The New Revolver has an initial term that matures February 22, 2014 and also has a one-year extension option.  The New Revolver is more fully described in our Annual Report on Form 10-K for the year ended December 31, 2010.

Dividend Announcement

On January 14, 2011, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended December 31, 2010 of $0.19 per share of common stock payable on February 18, 2011 to stockholders of record on January 28, 2011.

Real Estate Update

Supplementary Schedules D & E provide property information for our real estate portfolio of 33 properties held at December 31, 2010 and for three non-consolidated REITs that we have interests in as of December 31, 2010. The Company will also be filing a supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

A reconciliation of Net Income to FFO and FFO+GOS is shown below and definitions of FFO and FFO+GOS are provided on Supplementary Schedule H. We believe FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance and is generally calculated in a similar manner to our calculation. We also believe that FFO+GOS is an important measure as it considers investment performance.

Reconciliation of Net Income to FFO and FFO+GOS:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2010	2009	2010	2009

Net income	$5,820	$8,257	$22,093	$27,872
(Gain) Loss on sale of properties	—	(424)	—	(424)
GAAP income from non-consolidated REITs	(153)	(301)	(1,190)	(2,012)
Distributions from non-consolidated REITs	1,247	1,371	5,170	5,628
Acquisition costs of new properties	—	4	125	643
Depreciation of real estate & intangible amortization	10,605	10,168	40,724	39,652
Funds From Operations (FFO)	17,519	19,075	66,922	71,359
Plus gains on sales of properties	—	424	—	424
FFO+GOS	$17,519	$19,499	$66,922	$71,783

Per Share Data
EPS	$0.07	$0.10	$0.28	$0.38
FFO	$0.22	$0.24	$0.84	$0.98
GOS	$—	$—	$—	$—
FFO+GOS	$0.22	$0.24	$0.84	$0.98

Weighted average shares (basic and diluted)	80,187	79,681	79,826	73,001

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

A conference call is scheduled for February 24, 2011 at 10:00 a.m. (ET) to discuss the fourth quarter and full year 2010 results. To access the call, please dial 1-800-561-2693, passcode 55957004. Internationally, the call may be accessed by dialing 1-617-614-3523, passcode 55957004. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company’s website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on achieving current income and long-term growth through investments in commercial properties. FSP operates in two business segments: real estate operations and investment banking/investment services. The majority of FSP’s property portfolio is suburban office buildings, with select investments in certain central business district properties. FSP’s subsidiary, FSP Investments LLC (member, FINRA and SIPC), is a real estate investment banking firm and a registered broker/dealer. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP, please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, changes in the demand by investors for investment in Sponsored REITs (as defined in our Annual Report on Form 10-K for the year ended December 31, 2010), risks of a lessening of demand for the types of real estate owned by us, changes in government regulations, and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Quarterly Information	F
Percentage of Leased Space	G
Largest 20 Tenants – FSP Owned Portfolio	H
Definition of Funds From Operations (FFO) and FFO+GOS	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income Statements

(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
(in thousands, except per share amounts)	2010	2009	2010	2009

Revenue:
Rental	$29,953	$29,260	$115,320	$120,013
Related party revenue:
Syndication fees	1,862	2,389	2,544	2,428
Transaction fees	1,582	1,537	2,727	2,080
Management fees and interest income from loans	718	508	2,439	1,740
Other	54	6	89	61
Total revenue	34,169	33,700	123,119	126,322

Expenses:
Real estate operating expenses	9,604	8,634	33,609	30,810
Real estate taxes and insurance	4,454	4,102	18,170	18,981
Depreciation and amortization	9,764	8,630	36,472	35,570
Selling, general and administrative	2,482	2,510	9,286	8,514
Commissions	1,011	1,622	1,477	1,801
Interest	2,004	1,650	7,283	6,570

Total expenses	29,319	27,148	106,297	102,246

Income before interest income, equity in earnings of
non-consolidated REITs and taxes	4,850	6,552	16,822	24,076
Interest income	4	8	25	96
Equity in earnings of non-consolidated REITs	229	283	1,266	1,994

Income before taxes on income	5,083	6,843	18,113	26,166
Income tax expense (benefit)	317	64	217	(579)

Income from continuing operations	4,766	6,779	17,896	26,745
Discontinued operations:
Income from discontinued operations	1,054	1,055	4,197	703
Gain on sale of of land in 2009, less applicable income tax	—	424	—	424
Total discontinued operations	1,054	1,479	4,197	1,127

Net income	$5,820	$8,258	$22,093	$27,872

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
(in thousands, except share and par value amounts)	2010	2009
Assets:
Real estate assets, net	$867,608	$860,218
Acquired real estate leases, less accumulated amortization
of $19,294 and $34,191, respectively	40,578	33,395
Investment in non-consolidated REITs	89,327	92,910
Assets held for syndication, net	2,976	4,827
Asset held for sale	69,790	72,182
Cash and cash equivalents	68,213	27,404
Restricted cash	420	334
Tenant rent receivables, less allowance for doubtful accounts
of $1,600 and $620, respectively	1,922	1,782
Straight-line rent receivable, less allowance for doubtful accounts
of $700 and $100, respectively	18,752	10,633
Prepaid expenses	1,654	2,594
Related party mortgage loan receivable	57,684	36,535
Other assets	853	844
Office computers and furniture, net of accumulated depreciation
of $493 and $1,233, respectively	503	384
Deferred leasing commissions, net of accumulated amortization
of $7,173 and $4,995, respectively	18,455	10,808
Total assets	$1,238,735	$1,154,850

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$209,968	$109,008
Term loan payable	74,850	75,000
Accounts payable and accrued expenses	22,435	23,787
Accrued compensation	1,803	1,416
Tenant security deposits	1,930	1,808
Other liabilities: derivative termination value	1,077	2,076
Acquired unfavorable real estate leases, less accumulated
amortization of $2,744 and $2,460, respectively	5,114	4,481
Total liabilities	317,177	217,576

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 81,437,405 and 79,680,705 shares issued and outstanding, respectively	8	8
Additional paid-in capital	1,025,491	1,003,713
Accumulated other comprehensive loss	(1,077)	(2,076)
Accumulated distributions in excess of accumulated earnings	(102,864)	(64,371)
Total stockholders’ equity	921,558	937,274
Total liabilities and stockholders’ equity	$1,238,735	$1,154,850

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Year Ended December 31,
(in thousands)	2010	2009
Cash flows from operating activities:
Net income	$22,093	$27,872
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	39,627	36,561
Amortization of above market lease	1,362	3,359
Gain on sale of real estate assets	—	(424)
Equity in earnings (losses) of non-consolidated REITs	(1,183)	(2,012)
Distributions from non-consolidated REITs	5,170	5,628
Increase (decrease) in bad debt reserve	980	111
Changes in operating assets and liabilities:
Restricted cash	(86)	2
Tenant rent receivables	(1,120)	(564)
Straight-line rents	(4,249)	(1,879)
Prepaid expenses and other assets	865	907
Accounts payable, accrued expenses and other items	(351)	2,760
Accrued compensation	387	(238)
Tenant security deposits	122	(66)
Payment of deferred leasing commissions	(10,515)	(2,659)
Net cash provided by operating activities	53,102	69,358
Cash flows from investing activities:
Purchase of real estate assets and office computers and furniture, capitalized merger costs	(38,781)	(104,544)
Acquired real estate leases	(15,563)	(27,779)
Investment in non-consolidated REITs	(11)	(13,218)
Investment in related party mortgage loan receivable	(21,149)	(35,410)
Changes in deposits on real estate assets	(200)	—
Investment in assets held for syndication	1,319	8,159
Proceeds received on sales of real estate assets	—	672
Net cash used in investing activities	(74,385)	(172,120)
Cash flows from financing activities:
Distributions to stockholders	(60,586)	(55,313)
Proceeds from equity offering	22,701	119,600
Offering costs	(833)	(4,905)
Borrowings under bank note payable	100,960	41,540
Borrowings (principal repayment) under term loan payable	(150)	—
Net cash provided by financing activities	62,092	100,922
Net increase (decrease) in cash and cash equivalents	40,809	(1,840)
Cash and cash equivalents, beginning of year	27,404	29,244
Cash and cash equivalents, end of year	$68,213	$27,404

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

Including asset held for sale

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
As of December 31, 2010
	Total	% of
Year	Square Feet	Portfolio
2011 (2)	655,783	10.2%
2012	399,528	6.2%
2013	543,235	8.4%
2014	595,886	9.3%
2015	813,023	12.7%
Thereafter (3)	3,414,902	53.2%
	6,422,357	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases and includes one asset held for sale.
(2)	Includes 1.3% of month-to-month leases and 0.5% that expired January 1, 2011.
(3)	Includes 924,120 square feet of current vacancies.

(dollars & square feet in 000's)	As of December 31, 2010
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	7	$ 221,569	23.9%	1,489	23.2%
Virginia	5	161,679	17.4%	947	14.8%
Colorado	4	126,201	13.6%	789	12.3%
Minnesota	2	38,237	4.1%	628	9.8%
Missouri	3	70,336	7.6%	477	7.4%
Maryland	2	60,598	6.4%	424	6.6%
Georgia	1	73,867	8.0%	387	6.0%
Michigan	1	14,658	1.6%	215	3.3%
Florida	1	46,986	5.1%	213	3.3%
Indiana	1	35,761	3.9%	205	3.2%
Illinois	1	28,794	3.1%	177	2.8%
California	2	21,058	2.3%	182	2.8%
North Carolina	2	13,780	1.5%	172	2.7%
Washington	1	14,412	1.5%	117	1.8%
	33	$ 927,936	100.0%	6,422	100.0%

Property by type:
(dollars & square feet	As of December 31, 2010
in 000's)	# of		% of	Square	% of
Type	Properties	Investment	Portfolio	Feet	Portfolio
Office	32	$ 923,026	99.5%	6,323	98.5%
Industrial	1	4,910	0.5%	99	1.5%
	33	$ 927,936	100.0%	6,422	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Year Ended
(in thousands)	31-Dec-10	31-Dec-09

Tenant improvements	$7,000	$4,744
Deferred leasing costs	10,515	2,659
Building improvements	2,602	1,466
	$20,117	$8,869

Square foot & leased percentages	December 31,	December 31,
	2010	2009

Owned portfolio of commercial real estate
Number of properties (1)	33	32
Square feet	6,422,357	5,942,414
Leased percentage	86%	84%

Investments in non-consolidated REITs
Number of properties	3	3
Square feet	1,995,913	1,995,041
Leased percentage	77%	78%

Single Asset REITs (SARs) managed
Number of properties	12	11
Square feet (2)	2,915,896	2,406,370
Leased percentage	75%	91%

Total owned, investments & managed properties
Number of properties	48	46
Square feet (2)	11,334,166	10,343,825
Leased percentage	81%	85%

(1) Includes asset held for sale
(2) December 31, 2009 excludes a managed property that completed construction on July 9, 2010 with approximately 295,891 square feet.

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Non-consolidated REIT	City	State	Feet	31-Dec-10	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	844,953	74.54%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	532,453	89.50%	27.0%
FSP Phoenix Tower Corp.	Houston	TX	618,507	68.31%	4.6%
			1,995,913	76.60%

 Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F: Quarterly Information

(Unaudited)

(in 000's)
	Q1	Q2	Q3	Q4
Revenue:	2010	2010	2010	2010
Rental	$28,757	$27,219	$29,391	$29,953
Related party revenue:
Syndication fees	121	541	20	1,862
Transaction fees	146	753	246	1,582
Management fees and
interest income from loans	533	558	630	718
Other	9	6	20	54
Total revenue	29,566	29,077	30,307	34,169

Expenses:
Real estate operating expenses	7,955	7,335	8,715	9,604
Real estate taxes and insurance	4,996	4,061	4,659	4,454
Depreciation and amortization	8,496	8,521	9,691	9,764
Selling, general and administrative	2,171	2,559	2,074	2,482
Commissions	114	336	16	1,011
Interest	1,652	1,735	1,892	2,004
Total expenses	25,384	24,547	27,047	29,319

Income before interest income, equity
in earnings in non-consolidated REITs	4,182	4,530	3,260	4,850
Interest income	8	9	4	4
Equity in earnings in non-consolidated REITs	253	380	404	229

Income before taxes on income	4,443	4,919	3,668	5,083
Taxes on income	(68)	5	(37)	317

Income from continuing operations	4,511	4,914	3,705	4,766
Income from discontinued operations	1,051	1,040	1,052	1,054

Income before gain on sale of properties	5,562	5,954	4,757	5,820
Gain on sale of assets	—	—	—	—
Net income	$5,562	$5,954	$4,757	$5,820

FFO and FFO+GOS calculations:

Net income	$5,562	$5,954	$4,757	$5,820
(Gain) Loss on sale of assets	—	—	—	—
GAAP income from non-consolidated REITs	(253)	(380)	(404)	(153)
Distributions from non-consolidated REITs	1,407	1,324	1,192	1,247
Acquisition costs of new properties	—	129	(4)	—
Depreciation of real estate and intangible amortization	9,934	9,675	10,510	10,605
Funds From Operations (FFO)	16,650	16,702	16,051	17,519
Plus gains on sales of assets	—	—	—	—
FFO+GOS	$16,650	$16,702	$16,051	$17,519

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Percentage of Leased Space

(Unaudited & Estimated)

	Property Name	Location	Square Feet	% Leased as of 9/30/10 (1)	Third Quarter Average % Leased (2)	% Leased as of 12/31/10 (1)	Fourth Quarter Average % Leased (2)
						Dec-10
1	PARK SENECA	Charlotte, NC	109,550	84.0%	84.3%	81.0%	82.9%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	SOUTHFIELD	Southfield, MI	214,697	58.6%	57.6%	58.6%	58.6%
4	BOLLMAN PLACE	Savage, MD	98,745	100.0%	100.0%	100.0%	100.0%
5	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
6	CENTENNIAL	Colorado Springs, CO	110,730	66.9%	66.9%	66.9%	66.9%
7	MEADOW POINT	Chantilly, VA	138,537	97.9%	96.1%	97.9%	97.9%
8	TIMBERLAKE	Chesterfield, MO	232,766	99.0%	99.0%	99.0%	99.0%
9	FEDERAL WAY	Federal Way, WA	117,010	28.3%	28.3%	33.6%	31.8%
10	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
11	TIMBERLAKE EAST	Chesterfield, MO	116,197	100.0%	100.0%	100.0%	100.0%
12	PARK TEN	Houston, TX	155,715	48.2%	48.2%	48.2%	48.2%
13	MONTAGUE	San Jose, CA	145,951	100.0%	100.0%	100.0%	100.0%
14	ADDISON	Addison, TX	293,787	95.8%	93.7%	95.8%	95.8%
15	COLLINS CROSSING	Richardson, TX	298,766	28.8%	28.8%	79.1%	58.3%
16	GREENWOOD PLAZA	Englewood, CO	197,527	26.6%	23.6%	26.6%	26.6%
17	RIVER CROSSING	Indianapolis, IN	205,059	97.5%	97.5%	97.5%	97.7%
18	LIBERTY PLAZA	Addison, TX	218,934	76.9%	77.6%	73.7%	73.7%
19	INNSBROOK	Glen Allen, VA	308,803	31.3%	31.3%	61.4%	41.9%
20	380 INTERLOCKEN	Broomfield, CO	240,184	85.1%	85.1%	85.1%	85.1%
21	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
22	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
23	WILLOW BEND	Plano, TX	116,622	55.5%	53.6%	55.5%	55.5%
24	ONE OVERTON PARK	Atlanta, GA	387,267	92.4%	92.5%	92.4%	92.4%
25	390 INTERLOCKEN	Broomfield, CO	241,516	98.3%	98.3%	98.3%	98.3%
26	EAST BALTIMORE	Baltimore, MD	325,445	94.8%	95.1%	84.5%	91.4%
27	PARK TEN PHASE II	Houston, TX	156,746	97.8%	97.8%	97.8%	97.8%
28	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
29	LOUDOUN TECH	Dulles, VA	135,888	100.0%	100.0%	100.0%	100.0%
30	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
31	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
32	3150 FAIRVIEW PARK DRIVE	Falls Church, VA	252,613	100.0%	100.0%	100.0%	100.0%
33	121 SOUTH EIGHTH STREET	Minneapolis, MN	474,661	92.1%	91.3%	92.1%	92.1%
	TOTAL WEIGHTED AVERAGE		6,422,357	82.4%	82.1%	85.6%	84.1%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of December 31, 2010
					% of
	Tenant		Sq Ft	SIC Code	Portfolio
1	TCF National Bank	(1)	266,495	60	4.2%
2	Noblis, Inc.	(2)	252,613	54	3.9%
3	CITGO Petroleum Corporation	(3)	248,399	29	3.9%
4	Burger King Corporation		212,619	58	3.3%
5	RGA Reinsurance Company		185,501	63	2.9%
6	Citicorp Credit Services, Inc	(4)	176,848	61	2.8%
7	C.H. Robinson Worldwide, Inc.		153,028	47	2.4%
8	SunTrust Bank	(5)	145,204	60	2.3%
9	Geisecke & Devrient America, Inc.		135,888	73	2.1%
10	Murphy Exploration & Production Company		133,786	13	2.1%
11	Monsanto Company		127,778	28	2.0%
12	Vail Holding, Inc.	(6)	121,913	79	1.9%
13	Northrop Grumman Information Technology, Inc.		111,469	73	1.7%
14	Maines Paper & Food Service, Inc.		98,745	51	1.5%
15	Federal National Mortgage Association	(7)	92,358	61	1.4%
16	Amdocs, Inc.		91,928	73	1.4%
17	County of Santa Clara		90,467	91	1.4%
18	Ober Kaler Grimes & Shriver		88,736	81	1.4%
19	VCE Company, LLC	(8)	85,650	73	1.3%
20	ARGO Data Resource Corporation		83,944	73	1.3%
	Total		2,903,369		45.2%

(1)	Property was acquired on June 29, 2010.
(2)	Property was sold January 21, 2011.
(3)	On January 20, 2010, the Company signed a new lease at a Houston, Texas property, for approximately 248,000 square feet of space with one of its tenants, CITGO Petroleum Corporation, effectively extending the lease expiration from February 29, 2012 to February 28, 2022.
(4)	The lease with Citicorp Credit Services, Inc. is guaranteed by Citigroup.
(5)	On December 22, 2010, the Company signed a lease for approximately 90,000 square feet at a Glen Allen, Virginia property. The lease expires on September 30, 2021. The tenant also leases approximately 55,000 square feet at a Baltimore, Maryland property. The lease in Baltimore expires on October 31, 2016.
(6)	On March 22, 2010, the Company signed a lease for approximate 38,000 square feet of space with one of its tenants, Vail Holdings, Inc. through March 2019. The remaining space of approximately 84,000 square feet is leased through March 2023.
(7)	On June 7, 2010, Federal National Mortgage Association commenced a lease for approximately 92,000 square feet of space at an Addison, Texas property. The lease expires September 6, 2013.
(8)	On December 20, 2010, the Company signed a lease for approximately 86,000 square feet of space at a Richardson, Texas property. The lease expires on September 30, 2019 and is guaranteed by EMC Corporation.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Definition of Funds From Operations (“FFO”),

and FFO plus Gains on Sales (“FFO+GOS”)

The Company evaluates the performance of its reportable segments based on several measures including Funds From Operations (“FFO”) and FFO plus Gains on Sales (“FFO+GOS”) as management believes they represent important measures of activity and are an important consideration in determining distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with generally accepted accounting principles, or GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, and after adjustments to exclude non-cash income (or losses) from non-consolidated or Sponsored REITs, plus distributions received from non-consolidated or Sponsored REITs. The Company defines FFO+GOS as FFO as defined above, plus gains (or losses) from sales of properties and provisions for assets held for sale, if applicable.

FFO and FFO+GOS should not be considered as alternatives to net income (determined in accordance with GAAP), as indicators of the Company’s financial performance, nor as alternatives to cash flows from operating activities (determined in accordance with GAAP), nor as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. Other real estate companies may define these terms in a different manner. We believe that in order to facilitate a clear understanding of the results of the Company, FFO and FFO+GOS should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.